EXHIBIT 99.1

Supplemental Financial Data

(Issued April 26, 2019)

Contact Information
Investor Relations
Rachel Zabkowicz
investors@jasoninc.com

In January 2019, as part of a review of the Jason Industries, Inc. (the “Company”) organizational structure, the Company made certain strategic leadership changes which required a reassessment of reportable segments.  Based on this evaluation, the Company determined that a change in reportable segments had occurred.  For 2019, reportable segments will include the former Finishing segment renamed as the Industrial segment, the former Acoustics segment renamed as the Fiber Solutions segment, and the former Seating and Components businesses combined into one Engineered Components segment. The following summary financial information contains certain unaudited quarterly financial information of the Company for historical periods reflecting the new reportable segments.

This summary information is unaudited and subject to revision.

All information should be read in conjunction with the historical financial statements included in the Company’s most recent Annual Report on Form 10-K dated December 31, 2018 that was filed with the SEC on March 5, 2019, the Company’s most recent Quarterly Reports on Form 10-Q filed with the SEC and other periodic reports.

Non-GAAP and Other Company Information

Included in this exhibit are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors. Because the Company’s calculations of these measures may differ from similar measures used by other companies, you should be careful when comparing the Company’s non-GAAP financial measures to those of other companies. In this exhibit, we disclose the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin. We reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures in the Company’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin - The Company defines EBITDA as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, excluding the impact of operational restructuring charges and non-cash or non-operational losses or gains, including goodwill and long-lived asset impairment charges, gains or losses on disposal of property, plant and equipment, divestitures and extinguishment of debt, integration and other restructuring charges, transaction-related expenses, other professional fees, purchase accounting adjustments, and non-cash share based compensation expense. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of net sales.

Management believes that Adjusted EBITDA provides a more clear picture of the Company’s operating results by eliminating expenses and income that are not reflective of the underlying business performance. The Company uses this metric to facilitate a comparison of operating performance on a consistent basis from period to period and to analyze the factors and trends affecting its segments. The Company’s internal plans, budgets and forecasts use Adjusted EBITDA as a key metric and the Company uses this measure to evaluate its operating performance and segment operating performance and to determine the level of incentive compensation paid to its employees.

Jason Industries, Inc.
Quarterly Financial Information by Segment
(in thousands, unaudited)

	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
	2016	2016	2016	2016	2016	2017	2017	2017	2017	2017	2018	2018	2018	2018	2018
Industrial
Net sales	$50,276	$53,148	$49,162	$44,297	$196,883	$49,476	$49,757	$51,065	$49,986	$200,284	$53,978	$55,454	$51,016	$47,189	$207,637
Adjusted EBITDA	5,229	7,634	7,042	4,295	24,200	7,067	7,324	7,503	5,767	27,661	7,799	8,437	7,579	5,164	28,979
Adjusted EBITDA % net sales	10.4%	14.4%	14.3%	9.7%	12.3%	14.3%	14.7%	14.7%	11.5%	13.8%	14.4%	15.2%	14.9%	10.9%	14.0%

Engineered Components
Net sales	$78,787	$69,314	$57,206	$53,410	$258,717	$68,490	$66,634	$52,908	$53,718	$241,750	$69,427	$69,552	$56,013	$48,358	$243,350
Adjusted EBITDA	11,242	8,957	6,165	4,007	30,371	8,250	8,348	5,066	4,572	26,236	9,003	10,433	6,151	3,906	29,493
Adjusted EBITDA % net sales	14.3%	12.9%	10.8%	7.5%	11.7%	12.0%	12.5%	9.6%	8.5%	10.9%	13.0%	15.0%	11.0%	8.1%	12.1%

Fiber Solutions
Net sales	$61,911	$63,225	$63,740	$61,043	$249,919	$57,227	$56,086	$51,457	$41,812	$206,582	$43,849	$43,418	$38,266	$36,428	$161,961
Adjusted EBITDA	6,615	6,758	7,414	6,415	27,202	6,721	7,983	6,640	5,997	27,341	5,778	6,044	4,465	4,581	20,868
Adjusted EBITDA % net sales	10.7%	10.7%	11.6%	10.5%	10.9%	11.7%	14.2%	12.9%	14.3%	13.2%	13.2%	13.9%	11.7%	12.6%	12.9%

Corporate
Adjusted EBITDA	$(4,747)	$(4,595)	$(4,098)	$(4,173)	$(17,613)	$(3,477)	$(3,075)	$(3,073)	$(3,861)	$(13,486)	$(2,867)	$(3,550)	$(2,965)	$(2,747)	$(12,129)

Consolidated
Net sales	$190,974	$185,687	$170,108	$158,750	$705,519	$175,193	$172,477	$155,430	$145,516	$648,616	$167,254	$168,424	$145,295	$131,975	$612,948
Adjusted EBITDA	18,339	18,754	16,523	10,544	64,160	18,561	20,580	16,136	12,475	67,752	19,713	21,364	15,230	10,904	67,211
Adjusted EBITDA % net sales	9.6%	10.1%	9.7%	6.6%	9.1%	10.6%	11.9%	10.4%	8.6%	10.4%	11.8%	12.7%	10.5%	8.3%	11.0%